EXHIBIT 24.4

POWER OF ATTORNEY

Reference is hereby made to the registration by Total Capital International under the U.S. Securities Act of 1933, as amended, of debt securities guaranteed by TOTAL S.A. to be issued, from time to time, by Total Capital International (the “Securities”). Such Securities will be registered on a registration statement on Form F-3 (the “Registration Statement”), and filed with the United States Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Antoine Larenaudie, Group Treasurer of TOTAL S.A., as his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign the Registration Statement, any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority, with the power of substitution, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates noted below.

Date: April 9, 2018	By:	/s/ PATRICK DE LA CHEVARDIERE
Patrick de LA CHEVARDIERE
Chairman and Chief Executive Officer (Principal Executive Officer), Director

Date: April 3, 2018	By:	/s/ DOMINIQUE GUYOT
Dominique GUYOT
Chief Accounting Officer (Principal Financial and Accounting Officer), Director

Date: April 4, 2018	By:	/s/ HERVE JASKULKE
Hervé JASKULKE
Director

Date: April 4, 2018	By:	/s/ PIERRE SIGONNEY
Pierre SIGONNEY
Director

Date: April 5, 2018	By:	Total Finance Corporate Services Limited Director

	By:	/s/ ANTOINE LARENAUDIE
Antoine LARENAUDIE, Authorized Signatory of Total Finance Corporate Services Limited

Date: April 3, 2018	By:	/s/ ROBERT O. HAMMOND
Robert O. HAMMOND
Authorized Representative in the United States

[Signature page of Form F-3 Power of Attorney – Total Capital International]